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                                                                    EXHIBIT 23.3

         NOTICE OF INABILITY TO OBTAIN CONSENT FROM ARTHUR ANDERSEN LLP

Because the merger with The Timber Company was accounted for as a reverse acquisition, the financial statements of The Timber Company became the Company's financial statements as of October 6, 2001, the date that the merger with The Timber Company was consummated. Arthur Andersen LLP audited the financial statements for and as of the year ended December 30, 2000 included in the Annual Report on Form 10-K for the year ended December 31, 2002. These financial statements are incorporated by reference into the following registration statements under the Securities Act of 1933, as amended: 333-67382, 333-71192 and 333-59812. After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated October 8, 2001 into our registration statements under the Securities Act of 1933, as amended. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in these registration statements, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.